SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   December 19, 2003

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        On December 18, 2003, Venetian Macau, S.A. (“VMSA”) and Venetian Macau Finance Company (“VMFC”), each wholly owned indirect subsidiaries of Las Vegas Sands, Inc., entered into a $20 million revolving credit facility with several lenders, The Bank of Nova Scotia as Administrative Agent and The Bank of Nova Scotia Asia Limited as Lead Arranger (the “Credit Facility”). Concurrently with entering into the Credit Facility, all the proceeds from the issuance of the $120 million senior secured notes due 2008 (the “Notes”) issued by VMFC on August 21, 2003 were released from escrow pursuant to the terms of the Escrow Agreement dated as of August 21, 2003, by and among VMFC, Scotiabank (Cayman Islands) Ltd. as escrow agent and U.S. Bank National Association as trustee. Upon satisfaction of certain funding conditions, the proceeds from borrowings under the Credit Facility and the issuance of the Notes will be available to develop, construct, equip and open the Venetian Sands Macau casino in the Macau Special Administrative Region of the People’s Republic of China.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 19, 2003

LAS VEGAS SANDS, INC. By: /s/ Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Vice President - Finance